Exhibit 10.20
LETTER AGREEMENT FOR BERGGRUEN HOLDINGS EMPLOYEES
LIBERTY ACQUISITION HOLDINGS CORP.
                    , 2007
[BH Employee]
Dear Mr./Ms.                     :
     This letter will confirm our agreement, that you will not present Liberty Acquisition Holdings Corp. (the “Company”) with a potential business combination opportunity with a company (i) with which you have had any discussions, formal or otherwise, with respect to a business combination with another company prior to the consummation of the Company’s initial public offering or (ii) that is competitive with any portfolio company of Berggruen Holdings Ltd until after you have presented the opportunity to such portfolio company and such portfolio company has determined not to proceed with that opportunity.
[Signatures appear on Following Page]

Very truly yours, LIBERTY ACQUISITION HOLDINGS CORP.
By:
	Name:	Nicolas Berggruen
	Title:	President

AGREED TO AND ACCEPTED BY:
By:
Name: